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                                                                    Exhibit 23.5


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 18, 1998 except to Note C and J as to which the date is April 27, 1999, included in the Joint Proxy Statement/Prospectus of Market Guide Inc. that is made a part of this Registration Statement on form S-4.

/s/ Zerbo, McKiernan & Zambito
Zerbo, McKiernan & Zambito, L.L.C.
August 17, 1999